                                                                EXHIBIT 10.11(b)


STATE OF SOUTH CAROLINA                    )
                                           )          LEASE AGREEMENT
COUNTY OF SPARTANBURG                      )


         This Lease Agreement, made and entered into as of the 30th day of November, 1998, by and between Bell Hill, LLC, a Limited Liability Company, of Spartanburg County, South Carolina (hereinafter call the "Landlord") and ESA Management, Inc., (hereinafter called the "Tenant").


                              W I T N E S S E T H :

         1. LEASED SPACE. The Landlord hereby leases unto the Tenant, and the Tenant hereby leases from the Landlord, upon terms and conditions hereinafter set forth, that Class A office space (the "Leased Space") being Suites 6 and 7 of Building II of Landlord's Office building complex named "Bell Hill" (hereinafter called the "Building") containing approximately 4,120 square feet, located at 905 East Main Street in Spartanburg, South Carolina and non-exclusive access to the Leased Space by way of the parking lot and roadways ("designated "Common Areas"). A floor plan and the approximate location of the Leased Space is shown on Exhibit A attached hereto.

         2. ACCEPTANCE OF LEASED SPACE. Landlord has made no representation or promises with respect to the Building, the leased space or this Agreement (hereinafter the "Lease") except as set forth herein.

         3. TERM. This lease shall commence upon the execution hereof and shall continue in force for a term of three (3) years ending December 31, 2001.

         4. COMMENCEMENT. This Lease shall commence on the date of execution. Rent shall commence the later of: (i) upon completion of the Improvements or
(ii) occupancy (not later than January 1, 1999) noted on Exhibit B ("Rent Commencement").

         5. SURRENDER OF THE DEMISED PREMISES. The Tenant shall keep the Leased Space in good order and repair, except the portions thereof to be repaired by the Landlord as provided herein, and upon the expiration of or other termination of this Lease, quit and surrender the Leased Space to the Landlord in the same condition as at the commencement of the term, except as modified by any improvement or modified with the Landlord's consent, natural wear and tear only excepted and with carpets shampooed.

         6. RENT. The Tenant shall pay the Landlord, at the Landlord's office or at such other place as the Landlord may from time to time designate in writing:

         Gross Rental Amount

         Months 1-36:               $4,635.00 per month - $55,620 per year
         Months 37-72:              $4,978.33 per month - $59,740 per year

         The Rental Amount shall be paid in twelve (12) monthly installments, which installments shall be due and payable on the 1st day of each month in advance and without demand. Said monthly installments shall commence upon the Rent Commencement Date. If the first day upon which rent becomes payable is other than the first day of any calendar month, the rent for the balance of said month shall be payable by Tenant at a daily rate based upon the monthly rent. Regardless of this date on which the obligation to pay rent commences, if for any reason the Landlord is unable to give Tenant possession of the premises, then the rent shall abate until occupancy is available to Tenant.

         7.       OPERATING EXPENSE ADJUSTMENT.  Intentionally deleted.

         8. LANDLORD'S SERVICES. Landlord shall, at its expense, furnish the Office Space with (i) electricity for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines and the like, which use 110 volt electric power, (ii) heat and air conditioning during reasonable and usual business hours (exclusive of Saturday, Sundays and holidays) reasonably required for the occupation of the Office Space, such heat and air conditioning to be provided by utilizing the existing systems in the Building, it being expressly understood and agreed by the parties that Landlord specifically shall not be liable for any losses or damages of any nature whatsoever incurred by Tenant due to any failure of the equipment to function properly, or while it is being repaired or due to any governmental laws, regulations or restrictions pertaining to the furnishing or use of such heat and air conditioning, (Tenant shall take all reasonable steps to minimize utility consumption by cutting off lights when Office Space is not in use and operate HVAC system at reasonable temperatures (70 degrees winter/75 degrees in summer). (iii) lighting replacement for Building standard lights,
(iv) toilet room supplies, (v) daily janitor service as is customarily furnished in first class office buildings in Spartanburg, South Carolina, (vi) water,
(vii) sewage. (viii) and maintain the exterior grounds and parking lot in a neat and orderly condition. Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall any Rental herein set forth be abated by reason of (1) installation, use, or interruption of use, or any equipment in connection with the furnishing of any of the foregoing services, or (2) failure to furnish, or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord by the making of necessary repairs or improvements to the Office Space or to the Building. The temporary failure to furnish any such services shall not be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease.

         9. CONSTRUCTION OF PREMISES. Landlord shall undertake at its expense those improvements noted on Exhibit B ("The Improvements").

         10. TENANT IMPROVEMENTS AND ALTERATIONS. The Tenant shall have the right, initially and from time to time, to make improvements or alterations to the Leased Space, subject to the following conditions:

                  A. No improvement or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the Building.

                  B. No improvement or alteration requiring an inspection or approval by any municipal or other governmental authority having jurisdiction over such improvements or alterations shall be made at any time without first obtaining the Landlord's written approval therefore, but such approval shall not be unreasonably withheld by the Landlord. No structural improvement or alteration involving an expenditure in excess of $1,000.00 shall be made without first obtaining the Landlord's written approval of the plans therefor, but such approval shall not be unreasonably withheld by the Landlord. The Tenant shall furthermore first obtain the Landlord's written approval before any modification or changes are made in such plans after Landlord's approval thereof.

                  C. No improvement or alteration shall be undertaken until the Tenant shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction.

                  D. All work done in connection with any improvements or alterations shall be done in good and workmanlike manner and in compliance with all building and zoning laws, and with all other laws, ordinances, rules, requirements of any federal, state or municipal government or agency having jurisdiction and shall be completed free of all mechanics or materialman's liens.

                  E. Any improvement or alteration to the Leased Space, except moveable furniture and trade fixtures placed by Tenant in the Leased Space, shall at once become the absolute property of the Landlord and shall remain upon and be surrendered with the Leased Space as part thereof at the termination of this Lease without disturbance or injury.

         11. REPAIRS AND MAINTENANCE. Landlord will, at its own cost and expenses, except as may be provided elsewhere herein, make necessary repairs of damage to the Leased Space, Common Areas, including restrooms, structural members of the Building, the parking lot, the landscape areas and equipment used to provide the services referred to in Section 8, unless any such damage is caused by acts or omissions of Tenant, is agents, customers, employees, or invitees, in which event Tenant will bear the cost of such repairs. Tenant will not injure the Leased Space or the Building, but will maintain the Leased Space in a clean, attractive condition and in good repair, except as to damage to be repaired by Landlord as provided above. Upon termination of this Lease, Tenant will surrender and deliver up the Leased Space to Landlord in the same condition in which it existed at the commencement of the Lease with all carpets shampooed, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. This Section 11 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Section 20 shall apply) or damage resulting from an eminent domain taking (as to which Section 19 hereof shall apply).

         12. LOSS OR DAMAGE AND INSURANCE. The Landlord shall not be liable for any damage to property in the Leased Space or on the Premises caused by gas, smoke, steam, electricity, ice, rain or snow which may leak from any part of the Building, or from pipes, appliances or plumbing works. Landlord shall not be liable for any damage or injury to person or property sustained by Tenant or others due to the happening of any accident on the Premises, or due to any negligence of any tenant or occupant of the Building, or any other person, other than Landlord or its agents.

           The Tenant agrees to indemnify and hold Landlord harmless from all claims for personal injuries, death and property damage which occur as a result of the operation of Tenant's office on the premises, or which result from any work done on the premises by Tenant or any contractor selected by or for Tenant.

           Tenant shall carry a minimum of $1,000,000.00 liability insurance policy covering Tenant's business operations on the premises and Landlord shall be named as an additional insured thereunder. Tenant shall also carry insurance for the full insurable value of Tenant's trade fixtures, furnishings and all other items of personal property of Tenant located on or within the Leased Space.

           All such insurance shall be obtained from a company with at least a Best "A" rating, and a certificate evidencing the issuance of such policy or policies, together with evidence of the payment of premiums, shall be delivered to Landlord before the commencement of the term of this lease, or before any use, occupancy or possession of the Leased Space prior to the commencement of the term of this Lease, whichever is sooner.

           Not less than thirty days prior to the expiration of any such policy or policies, evidenced of the renewal of such policy or policies, or a new certificate, together with evidence of the payment of premiums for the renewal period or new policy, as the case may be, shall be delivered to Landlord. All such insurance shall contain an agreement by the insurance company that the policy or policies will not be canceled, or the coverage changed, without thirty day's prior written notice to Landlord.

           The Landlord shall keep the Building insured against loss or damage by fire with extended coverage endorsement in an amount sufficient to prevent the Landlord from becoming a co-insurer under the terms of the applicable policies but, in any event, in an amount not less than 80% of the full insurable value as determined from time to time. The term "full insurable value" shall mean actual replacement cost (exclusive of the cost of excavation, foundation, and footings) without deduction for physical depreciation. Such insurance shall be issued by financially responsible insurers duly authorized to do business in this state.

           13. USE OF LEASED SPACE. The Lease Space shall be used and occupied by the Tenant as office space. Tenant shall not use the facilities as a retail establishment in contravention of applicable zoning requirements of the City of Spartanburg and/or any restrictive covenants prohibiting such use. The Tenant shall not use the Leased Space in any manner which will increase the premium rate for any kind of insurance affecting the Building, and if, because of anything done or caused to be done, permitted or omitted by the Tenant, the premium rate for any kind of insurance affecting the Building shall be raised, then in such event, the amount of the increase in premium which the Landlord shall be thereby obligated to pay for insurance shall be paid by the Tenant to the Landlord on demand.

           14. ENJOYMENT OF LEASED SPACE. The Tenant, on paying the Rent and keeping and performing the agreements and covenants herein contained, shall have the peaceful and quiet enjoyment of the Leased Space for the term hereof subject, however, to the terms of this Lease.

           15. ASSIGNMENT AND SUBLETTING. Lessee shall not, without the prior written consent of Lessor endorsed hereon, assign this lease, or sublet the premises, or permit the use of the premises or any part thereof by any party other than the Lessee. Such consent shall not be unreasonably denied. Consent to any assignment or sublet shall not destroy this provision, and all later assignments or subleases shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior written consent of the Lessor, which consent shall not be unreasonably withheld. No assignment or sublease by the Lessee shall relieve the Lessee of liability hereunder.

           16. REMOVAL OF PERSONAL PROPERTY. The Tenant may remove all personal property and those items specified in Paragraph 10(e) which it has placed in the Leased Space, provided it repairs all damage to the premises caused by such removal. If the Tenant shall fail to remove all such property from the premises upon the termination of this Lease for any cause whatsoever, the Landlord may, at its option, remove the same in any manner the Landlord shall choose and store it without liability to the Tenant for loss. In such event, the Tenant shall pay to Landlord on demand any and all expenses incurred in such removal, including court costs, attorney's fees, and storage charges for the length of time the same shall be in the Landlord's possession. Alternatively, the Landlord may, at its option, without notice, and without legal process, sell the property or any part thereof at a private sale for such price as the Landlord may obtain, and apply the proceeds of the sale to any amounts due under this Lease and the expenses incident to removal and sale of said property.

           17. PERSONAL PROPERTY RISK. All personal property brought onto the premises by the Tenant shall be at the risk of the Tenant only, and the Landlord shall not be liable for theft thereof or damage thereto occasioned by an act of any tenant, or other occupant of the Building, or any other person.

           18. GOVERNMENTAL REGULATIONS. The Tenant shall, at its own expense, promptly comply with all requirements of any legally constituted public authority necessitated by reason of the Tenant's occupancy of the Leased Space.

           19. CONDEMNATION. If the whole or any part of the Leased Space shall be taken by any public authority under the power of eminent domain, such that the contained occupation and use of the premises is unreasonably infringed, then the terms of this Lease shall cease as to the part taken on the date possession of that part is surrendered and any unearned rent paid or credited in advance shall be refunded. The Tenant shall not be entitled to receive any part of any award or awards that may be made or received by the Landlord. The Tenant may at its own expense commence independent proceedings against the public authority exercising the power of eminent domain to prove and establish any other damage it may have incurred.

           20. CASUALTY. If any of the Leased Space or the building is damaged or destroyed by fire or other casualty insured under the standard fire insurance policy with approved standard extended coverage endorsement applicable to the Leased Space and Building, the Landlord shall except as otherwise provided herein (but only to the extent the holder of the mortgage lien on the building permits release of insurance proceeds), repair and rebuild such damage which requires the Tenant temporarily to close its office therein, the rental fee shall be abated for so long as the Tenant's office is reasonably closed. If such repairs interfere with the use of the Lease Space, but do not necessitate the actual closing thereof, the rental fee shall be equitably apportioned, for so long as such repairs so interfere, in proportion to the extent to which there is an actual interference with the Tenant's use of the Leased Space.

           Notwithstanding the foregoing provisions, in the event the premises shall be damaged by fire or other insured casualty due to the fault or neglect of the Tenant, or the Tenant's servants, employees, contractors, agents, visitors or licensees, then without prejudice to any other rights and remedies of the Landlord, and provided the damage is repaired by the Landlord, there shall be no apportionment or abatement of any rent.

           If the Building is damaged or destroyed due to an event which is not covered by insurance and Landlord determines not to repair or rebuild, or if so covered, the Landlord determines not to repair or to rebuild, and such damage or destruction renders the Leased Space unfit for use as office space, this Lease will terminate and neither Landlord nor Tenant will have any further obligations hereunder. Except to the extent provided for in this paragraph, neither the rent payable by the Tenant nor any of the Tenant's other obligations under any provision of this Lease shall be affected by any damage to or destruction of any part of the Premises by any cause whatsoever, and the Tenant hereby expressly waives any and all additional rights it might otherwise have under any law or statue.

           Tenant acknowledges that if, as a result of any casualty, whether insured against or not, whether Landlord rebuilds or not, Tenant is forced to rent temporary and/or permanent office space in another location, all expenses of the relocation including but not limited to moving expenses, rental fees, and security deposits shall be solely the Tenant's responsibility.

           21. INSPECTION. The Landlord shall have the right to enter and grant licenses to others to enter the Lease Space at any reasonable time during all reasonable hours to examine the same or to make such repairs, additions, or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of the Building and for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to the terms of this Lease or to the rules and regulations of the Building and to exhibit the Leased Space to prospective tenants or purchasers; provided, however Landlord warrants that such activities will not be carried on at such times and in such manner as to interfere unnecessarily with Tenant's enjoyment and use of the Leased Space.

           22. MORTGAGES SUBORDINATION AND NON-DISTURBANCE. This Lease is and shall remain subject and subordinate to all present or future mortgages affecting the premises and the Tenant shall promptly execute and deliver to the Landlord such documents as the Landlord may request, showing the subordination of this Lease to such mortgages, and in default of the Tenant's doing so, the Landlord shall be and hereby is authorized and empowered to execute such documents in the name and as the act and deed of the Tenant. This authority is coupled with an interest and is irrevocable.

           Further, Landlord shall require from any mortgage holder an agreement that the rights of Tenant under the Lease shall continue notwithstanding a default of Landlord. The Landlord represents that any mortgagee has or will covenant that in the event any mortgagee takes possession of the premises, it will accept the Tenant as its Tenant for a period equal to the full unlapsed portion of the term of this Lease; provided, however, the mortgagee may refuse to accept the Tenant if default has occurred under the terms of this Lease.

           23. SIGNS. Intentionally Deleted - see paragraph 37 below.

           24. WINDOWS. All window treatments visible from the exterior of the Building will conform to the specifications established by the Landlord or its architect. Said specifications will be supplied to the Tenant by the Landlord upon request.

           25. NOTICES. Any written notice required or allowed by this lease to be given to either the Landlord or the Tenant shall be deemed given upon receipt by certified or registered mail, postage prepaid, properly addressed to the parties as follows:

         Tenant:                    ESA Management, Inc.
                                    c/o Extended Stay America, Inc.
                                    450 East Las Olas Blvd., Suite 1100
                                    Ft. Lauderdale, FL 33301
                                    Attn:  Development Counsel

         Landlord:                  Bell Hill, LLC
                                    c/o Johnson Development Associates, Inc.
                                    P.O. Box 3524
                                    Spartanburg, SC 29304

           26. RULES AND REGULATIONS. The Landlord has made, or from time to time may make, reasonable rules and regulations for the government of the Building and Office Complex. These rules and regulations are, or shall be a part of this lease and binding upon the Tenant to the same extent as if set out herein and copies thereof shall be delivered to the Tenant.

           27. ESTOPPEL CERTIFICATES. Tenant agrees to provide Landlord within five days of a written request therefor a certificate in form and substance satisfactory to Landlord stating (i) that this lease is in full force and effect; (ii) the commencement date and term of this lease; (iii) the date through which rent has been paid; (iv) that there are not defaults existing under this Lease, or, if any default exists, specifying such default and the actions required to remedy such default; and (v) such other matters as Landlord may reasonably require.

           28. OTHER DEFAULTS. In the event (i) the Tenant defaults in the payment of rent for a period of ten days after the first day of each month, (ii) the Leased Space shall be vacated (except pursuant to a permitted assignment or sublease under paragraph 15; (iii) the Tenant shall fail to comply with any material term of the Lease (other than payment of rent) or any of the rules and regulations now or hereafter established for the government of the Building;
(iv) the
filing of any proceeding, whether voluntary or involuntary, in bankruptcy seeking reorganization or relief under the Bankruptcy Code or other insolvency law or regulations; (v) the Tenant becomes insolvent or makes a transfer in fraud of creditors; or (vi) the Tenant makes an assignment for the benefit of creditors; the Landlord may (i) terminate this Lease by giving written notice to Tenant; (ii) take possession of and enter the Leased Space as agent of the Tenant and relet them for such rent as is obtainable by reasonable effort and collect from the Tenant the deficiency plus all actual, reasonable costs or reletting, including, but not limited to, lease commissions, attorney's fees and upfitting costs which Landlord deems necessary for a new tenant; and
(iii) pursue any other remedies which may be provided by law. Provided, however, that should any event or condition described in items (ii) - (iii) of this Paragraph 28 occur, such event or condition shall not constitute a default should such event or condition be cured to the satisfaction of Landlord within thirty (30) days from the occurrence of such event or condition, or a reasonable period of time in addition thereto if circumstances are such that the default cannot be reasonably cured within thirty (30) days and the defaulting Tenant promptly takes action to cure such default and pursues such action with due diligence.

           29. COVENANTS AGAINST LIENS. Tenant expressly covenants and agrees that it will, during the term hereof, promptly remove or release, by the posting of a bond or otherwise, as required or permitted by law, any lien attached to or upon said premises or any Tenant, and hereby expressly agrees to save and hold harmless the Landlord from or against any such lien or claim of lien. In the event any such lien does attach, or any claim of lien is made against said leased premises, which may be occasioned by any act or omission upon the part of Tenant, and shall not be thus released within 30 days after notice thereof, Landlord, in its sole discretion (but nothing herein contained shall be construed as requiring it so to do), may pay and discharge the lien and release the leased premises from any lien, and Tenant agrees to pay and reimburse Landlord upon demand for or on account of any expense which may be incurred by Landlord in discharging such lien or claim, which sum shall include interest at the legal rate, from the date such lien is paid by Landlord until the date Landlord is reimbursed by Tenant; provided, however, that if Tenant has reasonable cause to contest the validity or correctness of any such lien, it may do so and in such event no breach of this Lease shall result.

           30. ENTRY FOR CARDING, ETC. Landlord may card premises "For Sale" at any time and "For Rent" one-hundred twenty (120) days before the termination of this Lease.

           31. FORCE MAJEURE. In the event either Landlord or Tenant shall be delayed, hindered, or prevented from the performance of any requirement hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, or any other reasons beyond its control, the performance of such act shall be excused for the period of delay and the period for the performance of such act shall be extended for the period necessary to complete performance after the end of the period of such delay.

           32. ATTORNEY'S FEES. If Landlord shall be made a party to any litigation commenced by or against Tenant, Tenant shall pay all costs, expenses and attorney's fees incurred by Landlord in connection with such litigation, excepting the event that such litigation shall determine that Landlord has committed a breach of this Lease and shall adjudicate that Landlord is liable therefore. In the event of any action at law or in equity between Landlord and Tenant to enforce any of the provisions and/or rights hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fees incurred therein by such successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and attorney's fees shall be included in and as part of such judgment.

           33. SALE BY LANDLORD. In the event of a sale or conveyance by Landlord of the Office Complex, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This lease shall not be affected by any such sales, and Tenant agrees to attorn to the purchaser or assignee.

         34.      COMPLIANCE WITH ENVIRONMENTAL REGULATIONS.

                  a) The Tenant shall not cause or knowingly permit any hazardous wastes, hazardous substances, toxic substances, or related materials (collective "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from the premises (collectively "Hazardous Materials Activities") except in compliance with all applicable federal, state and local laws, regulations and orders governing such Hazardous Materials or Hazardous Materials Activities, which compliance shall be at Tenant's sole expense. Additionally, Tenant shall not cause or knowingly permit any Hazardous Materials to be disposed of on, under or about the premises without the express prior written consent of the Landlord, which may be withheld for any reason and may be revoked at any time.

                  b) Tenant shall be responsible for all reporting or notification obligations of an owner, operator or person in control of petroleum products or Hazardous Materials under any applicable federal, state or local law, regulation, ordinance or order.

                  c) At the expiration of the lease, including any extensions, Tenant shall remove from the premises, at Tenant's sole expense, all Hazardous Materials located, stored or disposed of on, under or about the premises which were first brought to or used, stored or disposed of on the premises by Tenant or by Tenant's employees, agents, contractors, licenses or invitees. Tenant shall close, remove or otherwise render safe any buildings, tanks, containers, or other facilities related to the Hazardous Activities conducted or permitted on the premises in the manner required by all applicable laws, regulations, ordinances or orders. Tenant shall be solely responsible for the transportation, handling, use or reuse and disposal of such Hazardous Material after their removal from the premises.

                  d) Landlord shall not be liable to Tenant or to any other party for any Hazardous Material Activities conducted or permitted on, under or about the premises by Tenant or by Tenant's employees, agents, contractors, licenses or invitees. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from any claims, damages, fines, penalties, losses, judgments costs and liabilities arising out of or related to any Hazardous Materials Activities conducted or knowingly permitted on, under or about the premises by Tenant or by Tenant's employees, agents, contractors, licensees or invitees, regardless of whether Landlord shall have consented to, approved of, participated in or had notice of this paragraph shall survive the expiration or termination of this lease.

         35.      LANDLORD'S LIEN.  INTENTIONALLY DELETED.

         36.      SECURITY.  INTENTIONALLY DELETED.

         37. SIGNAGE. Tenant shall not paint or place signs upon the windows or doors of the Leased Space except with the consent of the Landlord, which consent shall not be unreasonably withheld or delayed and Tenant shall place no signs upon the outside walls or the roof of the Building. Landlord shall provide specifications for conforming signage, which signage shall be installed by Tenant at its expense. Signage shall be individual 12" in height, satin finish, 250 brass letters with clear seal applied set off the wall with spacers and stud mounted, center over premises.

         38. RIGHTS AND REMEDIES. All rights and remedies of the Landlord herein shall be cumulative, and none shall be exclusive of any other, or of any rights and remedies allowed by law, and pursuit of any one of said rights or remedies does not preclude pursuit of any one or more of the other of said rights or remedies.

         39. SEVERABILITY. If any term of this Lease is declared to be illegal or unenforceable, the unaffected terms shall remain in full force and effect.

         40. MEMORANDUM OF LEASE. This lease shall not be recorded. At the request of either party, the Landlord and Tenant shall execute a short form or Memorandum of Lease for recording in the Office of the Register of Mesne Conveyance for Spartanburg County, South Carolina. The party requesting recordation shall pay the recording charges.

         41. CONTROLLING LAWS. This Lease is entered into in South Carolina and shall be enforced and construed in accordance with the laws thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed, all as of the day and year first above written.


WITNESSES:                          Landlord:

                                    BELL HILL, LLC, a Limited Liability Company

-------------------------------     By:    /s/ A. Foster Chapman
                                           ---------------------
                                           A. Foster Chapman
/s/ W. Carrington Edmunds           Its:   Co-Manager
-------------------------

                                    Tenant:

                                    ESA MANAGEMENT, INC.

--------------------------          By:    /s/ Shawn R. Ruben
                                           --------------------
                                           Shawn R. Ruben
/s/ Bonnie H. Hudson               Its:    Vice President of Development
---------------------------